Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Medigus Ltd. of our report dated April 21, 2020, which appears in Medigus Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019, relating to the consolidated financial statements of Gix Internet Ltd. (Formerly: Algomizer Ltd.) for the period from September 4, 2019 through December 31, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

	By:	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
Tel Aviv, Israel Date: November 2, 2020		A Firm in the Deloitte Global Network